EXHIBIT 10.3

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”) is made as of this 6th day of September 2011 by and between ACE American Insurance Company (“ACE”), on the one hand, and Evergreen Energy Inc., C-Lock Technology, Inc., Thomas Stoner, Robert Kaplan, M. Richard Smith and Manuel Johnson (collectively “the Insureds”) on the other hand.

WHEREAS, ACE issued to Evergreen Energy Inc. Management Protection Policy No. DON G21656355 007 for the Policy Period from June 25, 2010 to June 25, 2011, with an Aggregate Limit of Liability of $5,000,000, subject to a per-Claim Retention of $100,000 under Insuring Agreement B and a per-Claim Retention of $350,000 under Insuring Agreement C (the “Policy”);

WHEREAS, on December 16, 2010 Evergreen provided notice to ACE of an action captioned Cook and Bitonti v. C-Lock Technology, Inc., Evergreen Energy Inc., Thomas Stoner, Robert Kaplan, M. Richard Smith and Manuel Johnson, Case No. 10CV2417 (District Court, Denver, CO) (the “Cook/Bitonti Litigation”);

WHEREAS, ACE and the Insureds dispute whether and to the extent to which coverage may be available for the Cook/Bitonti Litigation;

WHEREAS, certain of the Insureds filed a complaint against ACE in the U.S. District Court for the District of Colorado styled Evergreen Energy, et al. v. ACE American Insurance Company, Civil Action No. 1:11-cv-01700-LTB (the “Coverage Litigation”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Insureds and ACE, intending to be bound hereby, agree as follows:

1.             ACE will pay $750,000.00 (the “Settlement Amount”) as its full and final payment to settle all disputes over coverage and claims handling of the Cook/Bitonti Litigation and all claims made in the Coverage Litigation.

2.             ACE will make the payment of the Settlement Amount by check to Evergreen Energy Inc., EIN #84-1079971, to be sent to Evergreen Energy Inc., Attn:  William G. Laughlin, 1225 17th Street, Suite 1300, Denver, CO 80202, within ten (10) business days of the date this Agreement is fully executed by ACE and the Insureds or agents on the Insureds’ behalf.

3.             Effective immediately upon the receipt of good and verified funds sufficient to satisfy the Settlement Amount, the Insureds, each on its or his own behalf and on behalf of its or his affiliates, parent corporations, subsidiaries, directors, officers, agents, brokers, employees, attorneys, insurers, predecessors, successors, executors, administrators, representatives and assigns (“Releasors”), hereby release and forever discharge ACE and its affiliates, parent corporations, subsidiaries, directors, officers, agents, brokers, employees, attorneys, reinsurers, predecessors, successors, executors, administrators, representatives and assigns (“Releasees”) from any and all liability under or in connection with any and all past, existing and/or future claims, suits, liabilities, demands, costs, expenses, judgments, damages, actions and causes of action, of whatever kind or nature, whether in law, in equity or otherwise, and whether under contract, warranty, tort or otherwise, which the Releasors, or any of them, ever had, now have or may have based on, arising from, involving or in any way relating to

a)             the Cook/Bitonti Litigation or any of the facts or circumstances alleged therein;

(b)           the Coverage Litigation; and/or

(c)           solely with respect to the Cook/Bitonti Litigation and the Coverage Litigation, any statute, contract or common law for violations of rights or breach of duties, breach of warranty, breach of express or implied duty of good faith and fair dealing, negligence, gross negligence or intentional acts, or any bad faith or other extra-contractual claims.

4.             Except for the Settlement Amount, the Releasors agree and covenant that they will not seek any payments or reimbursements from ACE of any amounts incurred in connection with the released matters referred to in Paragraph 3.  ACE agrees and covenants that it will not attempt to recover the Settlement Amount from any Insured or Releasor.

5.             Within two business days of Evergreen Energy Inc.’s receipt of good funds sufficient to satisfy the Settlement Amount, the parties will file a stipulated dismissal with prejudice of the Coverage Litigation.

6.             Each of the Insureds represents, warrants and covenants that he has full and lawful authority to release and forever discharge the released matters referred to in Paragraphs 3 and 4.  Each person whose signature appears below represents that he or she is authorized to bind his or her principal to the terms of the Agreement.  Each of the Insureds further represents and warrants that the Releasors have not assigned, transferred or purported to assign or transfer to any person or entity, either voluntarily or involuntarily, any claim, cause of action or right, or any portion thereof, based upon, arising from or in connection with any matter, fact or thing described or set forth in this Agreement.

7.             ACE and the Insureds expressly waive, with respect to the releases contained herein, any and all rights and benefits conferred by any statute, regulation, or principle of common law or civil law of the United States, of any state, commonwealth, territory or other jurisdiction thereof, or of any foreign country or other foreign jurisdiction which is similar, comparable, or equivalent to Section 1542 of the California Civil Code.  This Agreement is a full and complete release of the matters released herein, regardless of whether those matters are presently known, unknown, foreseen, or unforeseen.  Notwithstanding anything to the contrary in this or the following paragraph, the releases contained in this Agreement are releases limited to the matters described in paragraphs 3 and 4, and the waiver herein of rights shall pertain solely to such limited releases and shall not constitute a general release.  ACE and the Insureds agree that the Policy remains in full force and effect and this Agreement shall not affect claims or rights of any insured under the Policy (including those identified as Insureds in this Agreement) except as released in paragraphs 3 and 4 of this Agreement.

8.             The parties to this Agreement represent, warrant and acknowledge that they have carefully read and understand the contents of this Agreement, that they have had the opportunity to consult with independent counsel regarding the terms of this Agreement, and that they are entering into this Agreement voluntarily and without any inducement other than that which is described herein.

9.             This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.  Executed copies of this Agreement transmitted via email or facsimile shall be given the same effect as the original.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and upon their heirs, administrators, trustees, representatives, executors, successors and assigns.  All understandings and agreements heretofore had among the parties relating to the subject matter hereof are merged into this Agreement, which alone fully and completely expresses the parties’ intent and agreement.

10.           This Agreement may not be altered, amended, modified, waived or otherwise changed in any respect whatsoever except in writing agreed to by the Insureds and ACE.

11.           In the event that any provision of this Agreement is deemed to be invalid and unenforceable, such provision shall be severable from the remainder hereof and shall not cause the invalidity or unenforceability of the balance of this Agreement.

12.           Each of the undersigned represents and warrants that he or she is authorized to sign this Agreement on behalf of the party for which he or she has signed and that his or her signature will be effective as to the party on whose behalf the agreement is executed.

13.           This Agreement shall be interpreted and governed by the laws of the State of Colorado without giving effect to the conflict of laws or choice of law provisions thereof, except to the extent that the law of the United States governs any matter set forth herein, in which case such federal law shall govern.  Venue for any action or legal proceeding related to or arising from this Settlement Agreement shall be exclusively in the federal or state courts sitting in Denver, Colorado.  Notwithstanding the foregoing, the parties to this Settlement Agreement agree that it has been negotiated at arm’s length and between and among persons sophisticated and knowledgeable in the matters dealt with herein, and none of the parties hereto shall be presumptively entitled to have any provisions of the Settlement Agreement construed against the opposing party in accordance with any rule of law, legal decision, or doctrine, such as the doctrine of contra proferentum, that would require interpretation of any ambiguities in this Settlement Agreement against the party that has drafted it.  The provisions of this Settlement Agreement shall be interpreted in a reasonable manner to affect the purposes of the parites hereto.

EVERGREEN ENERGY INC.

Date:	9/6/2011	By	/s/ William G. Laughlin

		Title	EVP, General Counsel & Secretary

C-LOCK TECHNOLOGY, INC.

Date:	9/6/2011	By	/s/ William G. Laughlin

		Title	EVP, General Counsel & Secretary

THOMAS H. STONER,JR.

Date:	9/6/2011	By	/s/ Thomas H. Stoner, Jr.

ROBERT S. KAPLAN

Date:	9/6/2011	By	/s/ William G. Laughlin, Attorney-in-Fact

M. RICHARD SMITH

Date:	9/6/2011	By	/s/ William G. Laughlin, Attorney-in-Fact

MANUEL JOHNSON

Date:	9/6/2011	By	/s/ William G. Laughlin, Attorney-in-Fact

ACE AMERICAN INSURANCE COMPANY

Date:	9/7/11	By

		Title	VP. ACE North American Claims